Exhibit 99.2

HEALTH NET, INC.

SPECIAL MEETING OF STOCKHOLDERS

OCTOBER 23, 2015

10:00 a.m., PDT

21281 Burbank Boulevard

Woodland Hills, CA 91367

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:

This Notice and Proxy Statement are available at www.proxyvote.com.

M84349-P61243-264945

HEALTH NET, INC.

SPECIAL MEETING OF STOCKHOLDERS

OCTOBER 23, 2015

10:00 a.m., PDT

This proxy is solicited by the Board of Directors for use at the Special Meeting to be held at 21281 Burbank Boulevard, Woodland Hills, CA 91367 on October 23, 2015.

If properly executed but no choice is specified with respect to the proposals identified on this proxy, the proxy will be voted “FOR” Item 1, “FOR” Item 2 and “FOR” Item 3.

The undersigned, revoking all prior proxies, hereby appoints Jay M. Gellert, James E. Woys and Kathleen A. Waters, and each of them, with full power of substitution, as proxies and authorizes each of them to vote all shares of common stock of Health Net, Inc. that the undersigned is entitled to vote at the Special Meeting and any adjournments or postponements thereof in the manner shown on this proxy card. Authority is hereby given to each of the proxies appointed herein and their substitutes to act and vote, according to their discretion, on all other matters as may properly come before the Special Meeting by or at the direction of the Health Net Board and any adjournment or postponement thereof. The undersigned stockholder acknowledges receipt of the Notice of Special Meeting and Joint Proxy Statement/Prospectus attached thereto.

Continued and to be signed on reverse side

VOTE BY INTERNET - www.proxyvote.com

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time on October 22, 2015. Have your proxy card in hand when you access the website and follow the instructions to obtain your records and to create an electronic voting instruction form.

VOTE BY PHONE - 1-800-690-6903

Use a touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time on October 22, 2015. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL

Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Health Net, Inc. c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717, to be received no later than 6:00 p.m. Eastern Time either on (i) October 21, 2015, for shares held through Health Net’s 401(k) Savings Plan, or (ii) October 22, 2015 for all other shares.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

M8348-P61243-264945                KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

PLEASE SIGN AND DATE THIS PROXY CARD

HEALTH NET INC.		For	Against	Abstain
The Board of Directors recommends a vote “FOR” the following proposals:

1.	Adoption of the Agreement and Plan of Merger, dated as of July 2, 2015, by and among Centene Corporation, Chopin Merger Sub I, Inc., Chopin Merger Sub II, Inc. and Health Net, Inc. (“Health Net”), as amended from time to time (the “merger agreement”).	☐	☐	☐

2.	Approval, on an advisory (non-binding) basis, of compensation that will or may be paid or provided by Health Net to its named executive officers in connection with the merger contemplated by the merger agreement.	☐	☐	☐

3.	Adjournment from time to time of the Special Meeting, if necessary or appropriate, to solicit additional proxies if there are not sufficient votes to adopt the merger agreement at the time of the Special Meeting or any adjournment or postponement thereof.	☐	☐	☐

NOTE: THIS PROXY WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED OR, IF NO DIRECTION IS GIVEN, WILL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS. THE PROXY HOLDER MAY USE ITS DISCRETION TO VOTE ON OTHER MATTERS RELATING TO THE HEALTH NET SPECIAL MEETING.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date